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                                                                  EXHIBIT 99.25

                                                                [EXECUTION COPY]



                                FIFTH AMENDMENT

                            364-DAY CREDIT AGREEMENT

     FIFTH AMENDMENT (this "AMENDMENT"), dated as of August 28, 1997, to the 364-DAY CREDIT AGREEMENT dated as of September 1, 1993, as amended by the First Amendment, dated as of August 31, 1994, certain extension letters, each dated June 30, 1995, the Third Amendment, dated as of March 8, 1996, and the Fourth Amendment dated as of August 29, 1996, by and among RENAISSANCE ENERGY COMPANY, a Delaware corporation (the "BORROWER"), THE DETROIT EDISON COMPANY, a Michigan corporation (the "GUARANTOR"), the banks referred to therein (the "BANKS"), and BARCLAYS BANK PLC, New York Branch, as agent (the "AGENT") for the Banks (such Credit Agreement, as heretofore amended, being hereinafter referred to as the "EXISTING CREDIT AGREEMENT", and, as amended by this Amendment, as the "AMENDED CREDIT AGREEMENT" or the "CREDIT AGREEMENT").


                              W I T N E S S E T H

     WHEREAS, the Borrower, the Guarantor, the Banks and the Agent have previously entered into the Existing Credit Agreement; and

     WHEREAS, the Borrower, the Guarantor, the Banks and the Agent now wish to amend the Existing Credit Agreement to extend the Termination Date described therein;

     NOW THEREFORE, the Borrower, the Guarantor, the Banks and the Agent agree as follows (capitalized terms used but not defined in this Amendment having the meanings assigned them in the Existing Credit Agreement):

     SECTION 1. AMENDMENTS TO EXISTING CREDIT AGREEMENT. (a) EXTENSION OF TERMINATION DATE. Effective as of the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Termination Date is hereby extended to August 27, 1998.

     (b) AMENDMENT OF SECTION 2.15. Section 2.15 of the Existing Agreement is hereby amended and restated to read in its entirety as follows:

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            SECTION 2.15.  EXTENSION OF TERMINATION DATE (a)  Unless the
       Termination Date shall have occurred, at least 30 but not more than 60 Days prior to the Termination Date then in effect, the Borrower, by written notice to the Agent consented and agreed to by the Guarantor, may request the Banks to consent to an extension of such Termination Date to the last Business Day occurring not more than 364 days after the Termination Date then in effect. Not earlier than 30 days preceding the Termination Date then in effect, each Bank may, in its sole and absolute discretion, determine whether to consent to the Borrower's request for extension of the Termination Date and may by written notice (a "CONSENT NOTICE") to the Agent and the Borrower delivered only after such 30th preceding day but prior to the Termination Date as then in effect notify the Agent and the Borrower of its determination. Failure by any Bank to deliver a Consent Notice as aforesaid shall be deemed to be a denial of the Borrower's request by such Bank. If the Majority Banks shall have delivered Consent Notices, then, subject to the satisfaction of the conditions precedent set forth in Section 3.05 and as to such consenting Banks only, the Termination Date shall be so extended (and the Agent shall so notify the Banks), such extension to be effective as of the Termination Date theretofore in effect.

            (b) In the event any Bank shall fail to deliver a Consent Notice in respect of any extension requested by the Borrower pursuant to Section 2.15(a) (a "DISSENTING BANK"), the Borrower shall have the right to arrange with an Eligible Bank or Eligible Banks acceptable to the Borrower and the Agent to assume all or a part of such Bank's obligations under this Agreement. If the Agent shall not arrange for a substituted bank or banks to assume the obligations of a Dissenting Bank, then (i) the Commitment of such Dissenting Bank shall terminate on the Termination Date in effect immediately before such extension, (ii) the Borrower shall repay in full on such Termination Date all Advances by such Dissenting Bank and all other amounts payable to such Dissenting Bank under this Agreement, and (iii) such Dissenting Bank shall not be obligated to make any Advances the maturity date of which would be later than such Termination Date. In such case each remaining Bank's Commitment Percentage for the period of such extension shall be changed so as to equal that percentage which such remaining Bank's Commitment hereunder represents of the total Commitments of all remaining Banks who have agreed to such extension. If the Agent shall arrange with an Eligible Bank or Eligible Banks to assume all or part of the obligations of any Dissenting Bank, then such Dissenting Bank and such Eligible Bank or Eligible Banks shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and

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       Acceptance, together with any Notes subject to such assignment.

     SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date set forth above when, and only when, the Agent shall have received (in sufficient copies for each Bank) the following:

     (a) Counterparts of this Amendment executed by the Borrower, the Guarantor and all of the Banks.

     (b) Certified copies of the resolutions of the Board of Directors of the Borrower authorizing this Amendment and of all documents evidencing other necessary corporate action and governmental and regulatory approvals required to be obtained by it in connection therewith, certified by the Secretary or Assistant Secretary of the Borrower.

     (c) Certified copies of the resolutions of the Board of Directors of the Guarantor authorizing this Amendment and of all documents evidencing other necessary corporate action and governmental and regulatory approvals required to be obtained by it in connection therewith, certified by the Secretary or Assistant Secretary of the Guarantor.

     (d) A favorable opinion of counsel to the Borrower, to the effect set forth in Annex I to this Amendment and as to such other matters relating to the transactions contemplated hereby as any Bank through the Agent may reasonably request.

     (e) A favorable opinion of the General Counsel of the Guarantor, to the effect set forth in Annex II to this Amendment and as to such other matters relating to the transactions contemplated hereby as any Bank through the Agent may reasonably request.

     (f) Evidence satisfactory to the Agent and its counsel that the Guarantor has extended, through the Termination Date as extended hereby, the Guarantee set forth in Section 6.02 of the Existing Agreement.

     (g) Evidence that the "Expiration Date" of the Heat Purchase Contract has been extended to August 27, 1998 and that the "Outside Expiration Date" of the Heat Purchase Contract has been extended to September 1, 2001.

     (h) Such other instruments, opinions or documents as any Bank through

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the Agent may reasonably request.

     SECTION 3. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Guarantor represents and warrants, as to itself only, as follows:
     (a) The execution and delivery by it of this Amendment, and the performance by it of the Amended Credit Agreement and the other Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate or other similar action, and do not and will not contravene (i) its charter or by-laws, as the case may be, or any law or legal restriction or (ii) any contractual restriction binding on or affecting it or its properties;

     (b) This Amendment has been duly executed and delivered by it, and, assuming the due execution and delivery by the Banks pursuant to due authority of this Amendment, this Amendment, the Amended Credit Agreement and the other Financing Documents to which it is a party are its legal, valid and binding obligations, enforceable against it in accordance with their respective terms; subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

     (c) No consent, license, order, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by it of this Amendment;

     (d) Its representations and warranties contained in Section 4.01 (in the case of the Borrower) or Section 4.02 (in the case of the Guarantor) of the Existing Credit Agreement are true and correct in all material respects on and as of the date of this Amendment, as though made on and as of such date;

     (e) No event in respect of it has occurred and is continuing, which constitutes an Event of Default or a Default; and

     (f) In the case of the Guarantor: (i) the FERC Authorization is in full force and effect and (ii) without regard to any further extension thereof, the FERC Authorization as presently in effect is sufficient to authorize: (A) the creation, validity and performance of the Guarantee described in Section 6.01 of the Amended Credit Agreement in respect of each Advance made on or prior to the Termination Date, as extended by this Amendment, (B) the Guarantor to perform its obligations under the Credit Agreement and the other Financing Documents in respect of each such Advance and the corresponding Guarantee, and
(C) the Guarantor to extend

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through the Termination Date as extended hereby the Guarantee set forth in
Section 6.02 of the Credit Agreement and to perform its obligations thereunder.

     SECTION 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) Upon the effectiveness of this Amendment in accordance with Section 2 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Existing Credit Agreement, and each reference in the Notes and the other Financing Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

     (b) Except as specifically amended above, the Credit Agreement and all other Financing Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Financing Documents, nor constitute a waiver of any provision of any of the Financing Documents.

     SECTION 5. COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent and the Banks as to their respective rights and responsibilities hereunder and thereunder.

     SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written,


                         RENAISSANCE ENERGY COMPANY



                         By
                           -------------------------------------------
                            Title:


                         THE DETROIT EDISON COMPANY,
                            as Guarantor



                         By
                           -------------------------------------------
                            Title:





           SIGNATURE PAGE TO RENAISSANCE ENERGY CO.  FIFTH  AMENDMENT
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                             BARCLAYS BANK PLC,
                              NEW YORK BRANCH,
                            as Agent and as Bank



                            By
                              -------------------------------------------
                              Title:





           SIGNATURE PAGE TO RENAISSANCE ENERGY CO.  FIFTH  AMENDMENT
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                         BANK OF AMERICA NATIONAL
                           TRUST & SAVINGS ASSOCIATION



                         By
                           -------------------------------------------
                            Title:





           SIGNATURE PAGE TO RENAISSANCE ENERGY CO.  FIFTH  AMENDMENT
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                         THE BANK OF NEW YORK



                         By
                           ------------------------------------------
                            Title:





           SIGNATURE PAGE TO RENAISSANCE ENERGY CO.  FIFTH  AMENDMENT
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                                                                           S - 5


                         THE BANK OF NOVA SCOTIA


                         By
                           -------------------------------------------
                            Title:





           SIGNATURE PAGE TO RENAISSANCE ENERGY CO.  FIFTH  AMENDMENT
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                                                                           S - 6


                         BHF-BANK AKTIENGESELLSCHAFT


                         By
                           -------------------------------------------
                            Title:



                         By
                           -------------------------------------------
                            Title:





           SIGNATURE PAGE TO RENAISSANCE ENERGY CO.  FIFTH  AMENDMENT
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                         THE CHASE MANHATTAN BANK



                         By
                           -------------------------------------------
                            Title:





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                         CITIBANK, N.A.



                         By
                           -------------------------------------------
                            Title:





           SIGNATURE PAGE TO RENAISSANCE ENERGY CO.  FIFTH  AMENDMENT
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                         COMERICA BANK



                         By
                           -------------------------------------------
                            Title:





           SIGNATURE PAGE TO RENAISSANCE ENERGY CO.  FIFTH  AMENDMENT
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                         THE FIRST NATIONAL BANK OF CHICAGO



                         By
                           -------------------------------------------
                            Title:





           SIGNATURE PAGE TO RENAISSANCE ENERGY CO.  FIFTH  AMENDMENT
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                         THE FUJI BANK, LIMITED



                         By
                           ------------------------------------------
                            Title:





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                         THE LONG-TERM CREDIT BANK OF JAPAN,
                            LTD.



                         By
                           -------------------------------------------
                            Title:





           SIGNATURE PAGE TO RENAISSANCE ENERGY CO.  FIFTH  AMENDMENT
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                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK



                         By
                           -------------------------------------------
                            Title:





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                         SOCIETE GENERALE



                         By
                           -------------------------------------------
                            Title:



                         By
                           -------------------------------------------
                            Title:





           SIGNATURE PAGE TO RENAISSANCE ENERGY CO.  FIFTH  AMENDMENT
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                         THE SUMITOMO BANK, LTD.,
                            NEW YORK BRANCH



                         By
                           ---------------------------------------------
                            Title:





           SIGNATURE PAGE TO RENAISSANCE ENERGY CO.  FIFTH  AMENDMENT
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                         TORONTO DOMINION (TEXAS), INC.



                         By
                           -------------------------------------------
                            Title:





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                         UNION BANK OF CALIFORNIA, N.A.



                         By
                           -------------------------------------------
                            Title:





           SIGNATURE PAGE TO RENAISSANCE ENERGY CO.  FIFTH  AMENDMENT
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                         WESTDEUTSCHE LANDESBANK
                          GIROZENTRALE, NEW YORK BRANCH



                         By
                           -------------------------------------------
                            Title:



                         By
                           -------------------------------------------
                            Title:





           SIGNATURE PAGE TO RENAISSANCE ENERGY CO.  FIFTH  AMENDMENT